Second Quarter Earnings Presentation July 24, 2025

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and six month periods ended June 30, 2025 and 2024, and the three months ended March 31, 2025, December 31, 2024, and September 30, 2024 may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2025, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 2Q25 vs. 1Q25 Highlights Balance Sheet • Total assets were $10.3 billion, up by $165.0 million, compared to $10.2 billion • Cash and cash and equivalents were $636.8 million, down by $11.5 million, compared to $648.4 million • Total investment securities were $2.0 billion, up by $209.2 million, compared to $1.8 billion • Total gross loans were $7.2 billion, down by $30.0 million, compared to the prior quarter • Total deposits were $8.3 billion, up by $151.6 million, compared to $8.2 billion • Core deposits were $6.1 billion, up by $150.6 million, compared to $6.0 billion • Brokered deposits were $644.0 million , down by $50.7 million, compared to $694.7 million • FHLB advances were $765.0 million, up by $50.0 million, compared to $715.0 million Also of note: • Assets Under Management and custody (“AUM”) totaled $3.07 billion, up by $132.4 million, 4.5% from $2.93 billion

4 2Q25 vs. 1Q25 Highlights Income Statement • Net income attributable to the Company was $23.0 million, up by $11.0 million, compared to $12.0 million • Diluted earnings per share was $0.55, compared to $0.28 • Net Interest Margin ("NIM") was 3.81%, compared to 3.75% • Net Interest Income (“NII”) was $90.5 million, up by $4.6 million, from $85.9 million • Non-interest Income was $19.8 million, up by $0.3 million, from $19.5 million • Provision for credit losses was $6.1 million, down by $12.4 million, compared to $18.4 million • Non-interest Expense was $74.4 million, up by $2.8 million, from $71.6 million • Core non-interest expense (1) was $73.2 million, up by $2.2 million, from $71.0 million • Pre-provision net revenue (“PPNR”) (1) was $35.9 million, up by $2.0 million, compared to $33.9 million • Core PPNR (1) was $37.1 million, up by $5.6 million , from $31.5 million (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

5 2Q25 vs. 1Q25 Highlights Capital • Total Capital Ratio was 13.49% compared to 13.45% • CET 1 was 11.25% compared to 11.11% • Tier 1 Capital Ratio was 11.97% compared to 11.84% • TCE Ratio(1) (2) was 8.73% compared to 8.69% • Tangible book value per common share was $21.56, compared to $21.03 • Paid quarterly cash dividend of $0.09 per common share on May 30, 2025 • Repurchased 275,666 shares for $5.0 million (weighted average price of $18.14 per share) (1) Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP. (2) TCE Ratio: 2Q25 includes $25.4 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates.

6 2Q25 vs. 1Q25 Highlights Other Metrics • Efficiency ratio was 67.48%, compared to 67.87% • Return on Assets ("ROA") was 0.90%, compared to 0.48% • Return on Equity ("ROE") was 10.06%, compared to 5.32% (*) Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP. Non-routine Items 2Q25 1Q25 Non-interest Expense $1.2 million $0.5 million Non-interest Income $(0.1) million $2.9 million Other Metrics (Excluding Non-routine Items) • Core Efficiency Ratio(*) was 66.35% compared to 69.24% • Core ROA(*) was 0.94% compared to 0.41% • Core ROE(*) was 10.49% compared to 4.52%

Asset Quality

8 Classified Loans $206.1 $60.4 $(18.6) $(20.9) $(10.3) $(1.2) $(0.1) $215.4 1Q25 Downgrades to Classified Charge-offs Payoffs/Paydowns Loans Sold Transfer to OREO Upgrades 2Q25 ($ in millions) • Classified loans of $215.4 million include 9 loans totaling $134.4 million that remain in accruing status • Downgrades to Classified of $60.4 million were primarily driven by the following: – 2 CRE loans totaling $20.6 million downgraded from special mention due to the loss of a tenant and delays in repositioning plan – 2 commercial loans totaling $16.8 million downgraded from special mention and 2 commercial loans totaling $18.3 million downgraded from pass. These downgrades were based on receipt of year-end 2024 and 1Q25 financials

9 Non-Performing Loans (NPLs) ($ in millions) • Significant improvement in NPL mainly driven by combination of payoffs, loans sold, pay downs and charge-offs – Charge-offs included 3 commercial loans totaling $15.8 million with $12.2 million on previously-reserved loans • Non-performing assets (NPAs) totaled $97.9 million: – $82.5 million in NPLs – $15.4 million in Other Real Estate Owned (2 out of 4 properties were sold during the quarter) $123.2 $9.8 $(18.6) $(20.4) $(10.3) $(1.2) $82.5 1Q25 Downgrades to NPLs Charge-offs Paydown/Payoffs Loans Sold Transfer to OREO 2Q25

10 7 loans totaling $92.9 million downgraded to special mention, primarily due to: – 3 CRE loans totaling $35.6 million that missed certain milestones, however, acceptable mitigants are in place, such as adequate loan to value, interest reserves, personal guaranties or other structural enhancements – 4 commercial loans totaling $57.3 million downgraded based on receipt of year-end 2024 and first quarter 2025 financials Special Mention Loans $99.7 $92.9 $(37.4) $(22.4) $132.8 1Q25 Downgrades to Special Mention Downgrades to Classified Payoffs/Paydowns 2Q25 ($ in millions)

11 $98.3 $(18.6) $3.3 $2.7 $2.2 $(1.4) $86.5 1Q25 Gross Charge-offs Recoveries Requirement for Charge-offs Credit Quality and and Macroeconomic Factor Updates Loan Growth 2Q25 ($ in millions) Allowance for Credit Losses (ACL) The net decrease in ACL was the result of charge-offs and loan portfolio decrease; offset by provisions to account for macro uncertainty and recoveries – Out of the $18.6MM in charge-offs, $12.2MM were previously recorded as specific reserves

12 3Q25 Outlook • Projected organic deposit growth by year end of approximately 14% - 15% annualized • Brokered deposits projected to decline by at least $100 million; to be replaced by FHLB advances or incremental organic deposit growth • Projected loan growth by year end of approximately 5% annualized • Projected increase in investment securities similar to 2Q • Net interest margin projected to be approximately 3.75% • Projected expenses projected to increase, in line with core non-interest expenses(1) in 2Q, resulting from recent key additions to the team and investment in continued expansion in Florida, partially offset by reductions in Amerant Mortgage (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP.

13 Other Updates before Q&A • Amerant Mortgage progress • Status on the opening of new banking centers • New people to the team in risk and business development • Loan strategy going forward • Continued emphasis on improving asset quality / reducing non-performing assets • Prudent capital management / buybacks

Supplemental Information

15 81.0% 19.0% $1,269.4 $1,702.1 $1,788.7 $219.6 4.31% 4.94% 4.88% AFS HTM Trading Marketable Equity Securities Yield 2Q24 1Q25 2Q25 0 500 1,000 1,500 2,000 77.6% 22.4% Balances and Yields (1) Fixed vs. Floating (2) June 2025 Floating rate Fixed rate Available for Sale Securities by Type June 30, 2025 4.4 yrs Effective Duration ($ in millions) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds 4.4 yrs Effective Duration $52.9 $43.8 $47.0 $49.9 3Q25 4Q25 1Q26 2Q26 $0.0 $25.0 $50.0 $75.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.96% 5.31% 5.41% 5.48% March 2025 As of June 30, 2025, 99% of the Available for Sale portfolio consists of MBS issued or guaranteed by Government agencies and Government sponsored enterprises. $2.5 $2.5 $120.2 $2.5

16 35.0% 34.7% 34.7% 35.3% 37.3% 22.7% 23.9% 26.4% 25.9% 24.0% 16.4% 16.2% 13.9% 13.7% 13.7% 21.7% 21.4% 21.3% 21.6% 21.5% 4.2% 3.8% 3.8% 3.4% 3.5% 7.08% 7.08% 7.00% 6.84% 6.88% 2Q24 3Q24 4Q24 1Q25 2Q25 79.4% 80.3% 91.5% 91.5% 91.5% 11.6% 10.5% 3.0% 2.9% 3.0% 3.0% 3.0% 4.2% 4.7% 4.0% 3.8% 3.8% 1.6% 1.5% 1.6% 1.6% 1.7% 2Q24 3Q24 4Q24 1Q25 2Q25 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 3Q24 and 2Q24 also includes loans held for sale carried at the lower of cost or fair value in connection with the Houston Transaction. (2) Consists of international loans; residential loans with U.S. collateral Tampa Loan Portfolio Highlights

Loans Held for Investment Portfolio by Industry

June 30, 2025

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 10	$ 428	$ 438	6.1 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,686	—	2,686	37.4 %
Other real estate related services and equipment leasing (2)	180	116	296	4.1 %
Total construction and real estate & leasing	**2,866**	**116**	**2,982**	**41.5 %**
Manufacturing:				
Foodstuffs, Apparel	72	25	97	1.4 %
Metals, Computer, Transportation and Other	27	44	71	1.0 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	22	8	30	0.4 %
Total Manufacturing	**121**	**77**	**198**	**2.8 %**
Wholesale (3)	87	196	283	3.9 %
Retail Trade (4)	224	195	419	5.8 %
Services:				
Non-Financial Public Sector	—	15	15	0.2 %
Communication, Transportation, Health and Other (5)	177	287	464	6.5 %
Accommodation, Restaurants, Entertainment and other services (6)	179	247	426	5.9 %
Electricity, Gas, Water, Supply and Sewage Services	6	72	78	1.1 %
Total Services	**362**	**621**	**983**	**13.7 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	2	5	0.1 %
Mining	—	8	8	0.1 %
Total Primary Products	**3**	**10**	**13**	**0.1 %**
Other Loans (7)	1,538	329	1,867	26.5 %
Total Loans	**$ 5,211**	**$ 1,972**	**$ 7,183**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities.
(3) Food wholesalers represented approximately 36%.
(4) Gasoline stations represented approximately 37%.
(5) Healthcare represented approximately 45%.
(6) Restaurants and food services represented 70%.
(7) Primarily loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loan portfolio, and consumer loans which represented approximately 23%.

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 14% of total loans
- 73% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food & Auto and and computer parts wholesalers
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

AMERANT 17

18 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 574 $ 18 $ 83 $ 25 $ 700 26.1% 9.7% $ 689 $ 11 Multifamily 345 $ 47 $ 80 $ (1) $ 471 17.5% 6.6% $ 372 $ 99 Office 311 $ 38 $ 40 $ 87 $ 476 17.8% 6.6% $ 475 $ 1 Hotels 282 $ 47 $ — $ — $ 329 12.2% 4.6% $ 317 $ 12 Industrial 68 $ 4 $ 16 $ — $ 88 3.2% 1.2% $ 88 $ — Specialty 168 $ — $ — $ 51 $ 219 8.2% 3.1% $ 201 $ 18 Land 339 $ 4 $ — $ 60 $ 403 15.0% 5.6% $ — $ 403 Total CRE $ 2,087 $ 158 $ 219 $ 222 $ 2,686 100.0% 37.4% $ 2,142 $ 544 Outstanding as of June 30, 2025 ($ in millions) (1) Calculated as a percentage of loans held for investment only. (2) Income producing properties include non-owner occupied and multi-family residential loans. CRE Loans Held For Investment - Detail

CRE Retail - Detail

As of June 30, 2025

CRE Retail [1]



Freestanding; 0.5%
Fashion/Specialty Center; 0.6%
Flex Property; 0.6%
Regional Center; 2.0%
Retail Storefront; 6.8%
Single Tenant; 6.8%
Theme/Festival Center; 5.6%
Neighborhood Center; 37.2%
Strip/Convenience; 21.9%
Community Center; 18.0%

Total: $637 million
Loan Portfolio Percentage: 8.9%

CRE Retail - Single Tenant [1]



Food and Health Retail; 11%
Restaurant; 11%
Groceries; 10%
Car Wash; 25%
Clothing; 43%

Total: $44 million
Loan Portfolio Percentage: 0.6%

Retail - LTV [2]



60%
50%
40%
30%
20%
10%
0%
19%
36%
31%
14%
—%
50% or less
50-60%
60-70%
70-80%
80% or more

Weighted Average LTV: 59 %

- Florida primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach
- New York primarily includes high traffic retail corridors with proximity to public transportation services
- Single-tenant consist of four loans in South Florida (Food and Health, Clothing and Car Wash), one loan located in the Fulton Mall corridor in Brooklyn, NY, one located in Troy, MI (Gym) and one Central Florida (Furniture)

[1] CRE retail loans held for investment above $3.0 million
[2] LTV at origination

AMERANT 19

20 New York; 9% Texas; 8% Florida; 64% Other ; 19.0% 15% 35% 41% 9% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $3 million represent 25 loans totaling $460 million, or 97% of total CRE office with avg. debt-service coverage (DSCR) (3) 1.6x and LTV 63% ◦ Florida: 18 loans totaling $268 million (52% Miami-Dade, 33% Broward, 6% Palm Beach and 9% Jacksonville) with avg. DSCR 1.7x and LTV 62% ◦ New York: 2 loans totaling $40 million (53% Westchester and 47% Kings) with avg. DSCR 1.8x and LTV 60% ◦ Texas: 2 loans totaling $38 million (100% Dallas) with avg. DSCR 1.8x and LTV 70% ◦ Other: 3 loans totaling $87 million (71% Memphis, TN and 29% Atlanta, GA) with avg. DSCR 1.2x and LTV 67% ◦ CRE Office (1) Office - LTV (2) (1) CRE office loans held for investment above $3 million (2) LTV at origination (3) DSCR based upon most recent borrower information Total: $460 million Loan Portfolio Percentage: 6.4% CRE Office - Detail As of June 30, 2025 Weighted Average LTV: 61%

21 1.38% 1.52% 1.43% 1.71% 1.15% 1.24% 1.25% 1.23% 1.38% 0.95% 2Q24 3Q24 4Q24 1Q25 2Q25 0.9x 0.7x 0.8x 0.8x 1.0x 2Q24 3Q24 4Q24 1Q25 2Q25 $94.4 $79.9 $85.0 $98.3 $86.5 1.41% 1.15% 1.18% 1.37% 1.20% 2Q24 3Q24 4Q24 1Q25 2Q25 1.13% 1.90% 0.26% 0.22% 0.86% 2Q24 3Q24 4Q24 1Q25 2Q25 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPLs Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

22 7,816 8,111 7,855 8,155 8,307 $4,040 $4,225 $4,115 $4,280 $4,429 $1,611 $1,702 $1,533 $1,527 $1,528 $700 $702 $702 $695 $644 $1,465 $1,482 $1,505 $1,653 $1,706 2.98% 2.99% 2.76% 2.60% 2.53% 2Q24 3Q24 4Q24 1Q25 2Q25 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 $2,423 $2,465 $2,576 $2,599 2022 2023 2024 2Q25 1,000 2,000 3,000 $4,621 $5,430 $5,278 $5,707 2022 2023 2024 2Q25 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 31% of Total Deposits Approx. avg. acct balance: $45,000 (2) 69% of Total Deposits Approx. avg. acct balance: $110,000 (2) Well Diversified and Stable Deposit Mix (2) Average deposit account balances in Deposit Mix Slide calculated as of December 31, 2024 (1) Brokered Deposits : there were $9 million and $60 million in brokered transaction deposits in 2Q25 and 1Q25, respectively, while there were none in 4Q24, 3Q24 and 2Q24. In 2Q25, 1Q25, 4Q24, 3Q24 and 2Q24 brokered time deposits were $635 million, $635 million, $702 million, $702 million and $700 million, respectively.

23 New Branch Performance Actual Balances as of June 30, 2025 ($ in millions) Total deposit and loan balances reflect Retail and Business Banking, Private Banking and International Banking accounts booked.

24 $79.4 $81.0 $87.6 $85.9 $90.5 3.56% 3.49% 3.75% 3.75% 3.81% Net Interest Income NIM 2Q24 3Q24 4Q24 1Q25 2Q25 0 10 20 30 40 50 60 70 80 90 NII and NIM (%) 24 ($ in millions) 2Q24 3Q24 4Q24 1Q25 2Q25 Cost of Deposits (Domestic) 3.74% 3.72% 3.39% 3.18% 3.14 % Cost of Deposits (International) 1.42% 1.41% 1.38% 1.31% 1.26 % Cost of FHLB Advances 3.79% 4.07% 4.04% 4.04% 4.04 % Cost of Funds 3.11% 3.15% 2.94% 2.78% 2.69% 0.27 0.46 0.51 Cumulative Beta 4Q24 1Q25 2Q25 0.00 0.60 Net Interest Income and NIM Interest-Bearing Deposits Beta Evolution (1) Cost of Funds (1) Beta calculation does not include brokered deposits (2) First interest rate cut in downward rate cycle took place in August 2024. Therefore, 3Q24 is the starting point for beta calculation. (2)

25 <1 year; 61% 1-3 years; 4% 4-5 years; 5% 5+ years; 30% 338 355 368 371 392 394 398 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 0 240 480 As of June 30, 2025 Fixed 41% Adjustable 59% 25 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Loan Portfolio Details Impact on NII from Interest Rate Change (1)(2) AFSChange from base ($ in M ill io n s) Fixed 41% UST 2% Prime 13% SOFR 44% As of June 30, 2025 Impact on AFS from Interest Rate Change (1) (8.9)% (4.5)% 0% 6.2%5.5% (0.8)% 7.3% No Floor; 56% 0.5-2%; 2% 2-3.5%; 12% 3.5-5%; 7% 5-6.75%; 23% By Floors 1,898 1,856 1,824 1,787 1,746 1,700 1,601 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 6.2% 3.9% 2.1% 0% (2.3)% (4.8)% (10.4)% Expected AOCL Improvement Change from MVNet Interest Income (35,386) (21,361) 2Q25 2Q26 (estimated) (40,000) (20,000) — approx. 40% drop in AOCL Interest Rate Sensitivity

26 $19.4 $23.6 $19.5 $19.8 $(47.7) $5.3 $5.0 $5.4 $5.1 $5.0 $4.5 $4.5 $4.7 $4.7 $5.0 $-8.2 $7.2 $7.8 $19.6 $8.1 $6.7 $2.4 $3.5 $0.7 $1.5 $3.2 2Q24 3Q24 4Q24 1Q25 2Q25 -75 -50 -25 0 25 17% 83% 28% 72% Non-Interest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income (1) DomesticInternational 2Q24 $3.1B ($ in millions) Securities gains (losses), net Loan-related derivative income Derivative losses, net Gain on early extinguishment of FHLB advances, net Non-Interest Income Mix $2.5B Assets Under Management and Custody 2Q25 $(0.2) (1) Other noninterest income in 4Q24 includes a $12.6 million one-time gain on the sale of the Houston Franchise $1.4 $0.2 $(0.1) $(68.5) $1.7 ($1.9)

27 73.3 76.2 83.4 71.6 74.4 $33.9 $35.0 $35.3 $33.3 $36.0 $39.4 $41.2 $48.1 $38.3 $38.4 720 735 698 726 692 2Q24 3Q24 4Q24 1Q25 2Q25 0 25 50 75 100 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses 5.6 5.7 15.1 0.5 1.2 $0.9 $2.5$1.3 $— $12.6 $3.4 Other nonroutine noninterest expenses Loans held for sale valuation expense Amerant Mortgage downsize costs Fixed assets impairment Loss on sale of repossessed assets and other real estate owned valuation expense 2Q24 3Q24 4Q24 1Q25 2Q25 0 5 10 15 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs $0.8 $0.4

28 Change in Diluted Earnings Per Common Share $0.28 $0.04 $(0.08) 0.02 $0.29 $0.55 1Q25 PPNR Income Tax Expense Repurchase of Common Stock and Other Provision for Credit Losses 2Q25 $(0.20) $— $0.20 $0.40 $0.60 EPS Trend (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (1)

29 New Branch Opening Schedule 3Q 2025: – Miami Beach 4Q 2025: – Downtown Tampa – Bay Harbor Islands – Key Biscayne Space Expansion 2Q 2026: – Central Ave St. Petersburg

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the Houston Transaction, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful for understanding its performance excluding these transactions and events

($ in thousands)	Three Months Ended,				
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (loss) attributable to Amerant Bancorp Inc.	$ 23,002	$ 11,958	$ 16,881	$ (48,164)	$ 4,963
Plus: provision for credit losses [1]	6,060	18,446	9,910	19,000	19,150
Plus: provision for income tax expense (benefit)	6,795	3,471	1,142	(13,728)	1,360
Pre-provision net revenue (loss) (PPNR)	35,857	33,875	27,933	(42,892)	25,473
Plus: non-routine noninterest expense items	1,192	534	15,148	5,672	5,562
(Less) plus: non-routine noninterest income items	73	(2,863)	(5,864)	68,484	(28)
Core pre-provision net revenue (Core PPNR)	$ 37,122	$ 31,546	$ 37,217	$ 31,264	$ 31,007
Total noninterest income (loss)	$ 19,778	$ 19,525	$ 23,684	$ (47,683)	$ 19,420
Less (plus): Non-routine noninterest income (loss) items:					
Derivatives (losses), net [2]	(1,852)	—	—	—	(44)
Securities gains (losses), net [3]	1,779	64	(8,200)	(68,484)	(117)
Gain on sale of loans [4]	—	2,799	—	—	—
Gain on sale of Houston Franchise [5]	—	—	12,636	—	—
Gains on early extinguishment of FHLB advances, net	—	—	1,428	—	189
Total non-routine noninterest income (loss) items	$ (73)	$ 2,863	$ 5,864	$ (68,484)	$ 28
Core noninterest income	$ 19,851	$ 16,662	$ 17,820	$ 20,801	$ 19,392

AMERANT 31

32 Three Months Ended, ($ in thousands) June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Total noninterest expense $ 74,400 $ 71,554 $ 83,386 $ 76,208 $ 73,302 Less: non-routine noninterest expense items Non-routine noninterest expense items: Losses on loans held for sale carried at the lower cost or fair value (5)(6) — — 12,642 — 1,258 Net losses on sale and valuation expense on other real estate owned (7) 822 534 — 5,672 — Amerant Mortgage downsize costs (8) 370 — — — — Goodwill and intangible assets impairment (5) — — — — 300 Fixed assets impairment (5)(9) — — — — 3,443 Legal, broker fees and other costs (5) — — 2,506 — 561 Total non-routine noninterest expense items $ 1,192 $ 534 $ 15,148 $ 5,672 $ 5,562 Core noninterest expense $ 73,208 $ 71,020 $ 68,238 $ 70,536 $ 67,740 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (loss) attributable to Amerant Bancorp Inc.	$ 23,002	$ 11,958	$ 16,881	$ (48,164)	$ 4,963
Plus after-tax non-routine items in noninterest expense:					
Non-routine items in noninterest expense before income tax effect	1,192	534	15,148	5,672	5,562
Income tax effect [10]	(272)	(120)	(3,409)	(1,332)	(1,196)
Total after-tax non-routine items in noninterest expense	920	414	11,739	4,340	4,366
Plus (less) after-tax non-routine items in noninterest income:					
Non-routine items in noninterest income (loss) before income tax effect	73	(2,863)	(5,864)	68,484	(28)
Income tax effect [10]	(11)	644	(1,596)	(15,411)	6
Total after-tax non-routine items in noninterest income (loss)	62	(2,219)	(7,460)	53,073	(22)
Core net income	$ 23,984	$ 10,153	$ 21,160	$ 9,249	$ 9,307
Basic earnings (loss) per share	$ 0.55	$ 0.28	$ 0.40	$ (1.43)	$ 0.15
Plus: after tax impact of non-routine items in noninterest expense	0.02	0.01	0.28	0.13	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	(0.05)	(0.18)	1.57	—
Total core basic earnings per common share	$ 0.57	$ 0.24	$ 0.50	$ 0.27	$ 0.28
Diluted earnings (loss) per share [11]	$ 0.55	$ 0.28	$ 0.40	$ (1.43)	$ 0.15
Plus: after tax impact of non-routine items in noninterest expense	0.02	0.01	0.28	0.13	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	(0.05)	(0.18)	1.57	—
Total core diluted earnings per common share	$ 0.57	$ 0.24	$ 0.50	$ 0.27	$ 0.28
Net income (loss) / Average total assets (ROA)	0.90 %	0.48 %	0.67 %	(1.92) %	0.21 %
Plus: after tax impact of non-routine items in noninterest expense	0.04 %	0.02 %	0.46 %	0.18 %	0.17 %
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	— %	(0.09) %	(0.30) %	2.11 %	— %
Core net income / Average total assets (Core ROA)	0.94 %	0.41 %	0.83 %	0.37 %	0.38 %

AMERANT 33

34 Three Months Ended, ($ in thousands, except percentages and per share data) June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Net income (loss)/ Average stockholders' equity (ROE) 10.06% 5.32% 7.38% (24.98) % 2.68 % Plus: after tax impact of non-routine items in noninterest expense 0.40% 0.19% 5.13% 2.25% 2.36 % Plus (less) : after tax impact of non-routine items in noninterest income (loss) 0.03% (0.99) % (3.26) % 27.53% (0.01) % Core net income / Average stockholders' equity (Core ROE) 10.49% 4.52% 9.25% 4.80% 5.03 % Efficiency ratio 67.48% 67.87% 74.91% 228.74% 74.21% (Less) plus: impact of non-routine items in noninterest expense and noninterest income (loss) (1.13) % 1.37% (10.20) % (159.45) % (5.61) % Core efficiency ratio 66.35% 69.24% 64.71% 69.29% 68.60 % Stockholders' equity $ 924,286 $ 906,263 $ 890,467 $ 902,888 $ 734,342 Less: goodwill and other intangibles (12) (24,016) (24,135) (24,314) (24,366) (24,581) Tangible common stockholders' equity $ 900,270 $ 882,128 $ 866,153 $ 878,522 $ 709,761 Total assets 10,334,678 10,169,688 9,901,734 10,353,127 9,747,738 Less: goodwill and other intangibles (12) (24,016) (24,135) (24,314) (24,366) (24,581) Tangible assets $ 10,310,662 $ 10,145,553 $ 9,877,420 $ 10,328,761 $ 9,723,157 Common shares outstanding 41,748,434 41,952,590 42,127,316 42,103,623 33,562,756 Tangible common equity ratio 8.73% 8.69% 8.77% 8.51% 7.30 % Stockholders' book value per common share $ 22.14 $ 21.60 $ 21.14 $ 21.44 $ 21.88 Tangible stockholders' equity book value per common share $ 21.56 $ 21.03 $ 20.56 $ 20.87 $ 21.15 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

35 Three Months Ended, ($ in thousands, except percentages and per share data) June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Tangible common stockholders' equity $ 900,270 $ 882,128 $ 866,153 $ 878,522 $ 709,761 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (13) — — — — (20,304) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 900,270 $ 882,128 $ 866,153 $ 878,522 $ 689,457 Tangible assets $ 10,310,662 $ 10,145,553 $ 9,877,420 $ 10,328,761 $ 9,723,157 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (13) — — — — (20,304) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 10,310,662 $ 10,145,553 $ 9,877,420 $ 10,328,761 $ 9,702,853 Common shares outstanding 41,748,434 41,952,590 42,127,316 42,103,623 33,562,756 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 8.73% 8.69% 8.77% 8.51% 7.11 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 21.56 $ 21.03 $ 20.56 $ 20.87 $ 20.54 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

36 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) Includes provision for credit losses on loans and provision for loan contingencies. See Footnote 7 in Exhibit 1 - Selected Financial Information of Earnings Press Release for more details. (2) In the three and six months ended June 30, 2025, includes net unrealized losses in connection with to-be-announced (TBA) mortgage back-securities (MBS) derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. In all other prior periods, amounts are related to uncovered interest rate caps with clients. (3) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024. (4) In the three months ended March 31, 2025, includes gain on sale of $3.2 million, related to the sale of a loan that had been charged off in prior periods. (5) In the three months ended December 31, 2024 and June 30, 2024, amounts shown are in connection with the sale of the Company’s Houston franchise which were disclosed on a Form 8-K on April 17, 2024 (the “Houston Transaction”). (6) In the three months ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business- purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million. (7) In the three months ended June 30, 2025, includes a net loss on the sale of two OREO properties of $0.8 million. The three months ended March 31, 2025 and September 30, 2024 include an OREO valuation expense of $0.5 million and $5.7 million, respectively. (8) In the three months ended June 30, 2025, includes salaries and employee benefit expenses in connection with Amerant Mortgage downsizing costs. See First Quarter Earnings Presentation filed on April 24, 2025 for more information. (9) Related to Houston branches and included as part of occupancy and equipment expenses. (10) In the three months ended March 30, 2025, amounts were calculated based upon the effective tax rate for the period of 22.50%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (11) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (12) At June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, other intangible assets primarily consist of naming rights of $1.7 million, $1.9 million, $2.0 million, $2.1 million and $2.3 million, respectively, and mortgage servicing rights (“MSRs”) of $1.5 million, $1.4 million, $1.5 million, $1.4 million and $1.5 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (13) There were no debt securities held to maturity at June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024. As of June 30, 2024, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38%.

37 Income Statement Highlights - 2Q25 vs 1Q25 ($ in thousands) 2Q25 1Q25 Change Total Interest Income Loans $ 122,166 $ 121,021 $ 1,145 Investment securities 23,212 18,919 4,293 Interest earning deposits with banks and other interest income 5,717 6,468 (751) Total Interest Expense — Interest bearing demand deposits 11,567 10,454 1,113 Savings and money market deposits 18,030 16,675 1,355 Time deposits 22,285 23,858 (1,573) Advances from FHLB 7,230 7,200 30 Senior notes 78 942 (864) Subordinated notes 361 361 — Junior subordinated debentures 1,064 1,014 50 Securities sold under agreements to repurchase 1 — 1 Total Provision for Credit Losses 6,060 18,446 (12,386) Total Noninterest Income 19,778 19,525 253 Total Noninterest Expense 74,400 71,554 2,846 Income Tax Expense 6,795 3,471 3,324 Net Income Attributable to Amerant Bancorp Inc. $ 23,002 $ 11,958 $ 11,044

38 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCL - Accumulated Other Comprehensive Loss • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

39Glossary (cont'd) • Core deposits: consist of total deposits excluding all time deposits • Total gross loans: includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Cost of Total Deposits: annualized and calculated based upon the average daily balance of total deposits. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter. • Totals may not sum due to rounding of line items.

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